SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2016

Oroplata Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

11209 Brockway Road, Suite 302 Truckee, CA 96161 (Address of principal executive offices)
(775) 772-8679 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

WILLIAM HUNTER

On June 10, 2016, the Board of Directors (the “Board”) of Oroplata Resources Inc. (the “Company”) appointed William Hunter to the Board and to serve as the Company’s Treasurer and Vice President of Finance. Mr. Hunter will serve until the Company’s next annual meeting of stockholders (the “Annual Meeting”) or until his successor is duly elected and qualified.

The biography for Mr. Hunter is set forth below:

Mr. Hunter, age 47, received his B.Sc. from DePaul University in Chicago and an MBA with distinction from the Kellstadt School of Business at DePaul University. Mr. Hunter is a seasoned financial executive with over 20 years of advisory and capital markets experience.  Bill has been involved in over $20 billion of transactions throughout his career in the natural resources and industrial industries.  Bill led the Americas Banking team at Nomura where he advised Mitsui in their acquisition of a minority interest in the Moatize Coal Mining complex from Vale and Globe Specialty Metals in their $3.1 billion ‘merger of equals’ transaction with FerroAtlantica. Before Nomura he led the team at Jefferies and did numerous transactions for companies like Alpha Natural Resources, Fortescue Metals Group and Murray Energy.

There have been no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Hunter (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Hunter was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

GREGORY KUZMA

On June 10, 2016, the Board of Directors (the “Board”) of Oroplata Resources Inc. (the “Company”) appointed Mr. Kuzma to the Board and to serve as the Company’s Vice President of Exploration. Mr. Kuzma will serve until the Company’s next annual meeting of stockholders (the “Annual Meeting”) or until his successor is duly elected and qualified.

The biography for Mr. Kuzma is set forth below:

Mr. Kuzma, age 63, received his B.Sc. in Geology from the University of Southern California. Mr. Kuzma is well-respected and highly skilled exploration geologist with over 30 years’ experience. Greg has operated as a consultant with numerous mining groups and spent 12 years as Senior Project Geologist in Nevada for Teck Resources.  Mr. Kuzma has extensive mining experience in the Southwest United States, Mexico, El Salvador and Argentina. He has evaluated, designed, managed and implemented over 40 drill programs within Nevada’s Great Basin.

There have been no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Kuzma (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Kuzma was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oroplata Resources, Inc.
Date: June 15, 2016	/s/ Craig Alford
Craig Alford, Chief Executive Officer